EXHIBIT 99.2

PRESS RELEASE DATED DECEMBER 22, 2006

PRESS RELEASE

PATCH INTERNATIONAL INC.

December 22, 2006	(OTCBB:PTCH)
(Frankfurt: PQGB)

Patch International Inc. Announces Second Canadian Oilsands Acquisition

Patch International Inc. (“Patch” or the “Corporation”) (OTCBB:PTCH, Frankfurt: PQGB) announces that it has entered into a letter agreement dated December 21, 2006 (the “Agreement”), for the acquisition of 1289307 Alberta Ltd.. (“Holdco”), a private corporation incorporated under the laws of Alberta (the “Transaction”).

Patch intends to acquire, directly or indirectly, 100% of the shares of Holdco, such that Holdco would be a wholly-owned subsidiary of Patch. The acquisition will be in consideration for an aggregate of 500,000 common shares in the capital of Patch at a deemed price of (U.S.) $2.00 per share for an aggregate deemed consideration of approximately $1,000,000, pursuant to the terms of the Agreement, subject to completion of satisfactory due diligence, a definitive share exchange agreement and receipt of applicable regulatory approvals. In addition, Patch will assume the debt of Holdco in the principal amount of (U.S.) $1,000,000.

All geological information provided in this press release, including all information on the Holdco’s property, has been provided by management of Holdco and has not been independently verified by management of Patch.

Assets of Holdco

Holdco has not conducted operations to date except for acquiring an interest in a farmout agreement (the “Farmout Agreement”) dated December 12, 2006 between 1286664 Alberta Ltd. and Bounty Developments Ltd. (“Bounty”) which provides Holdco with the right to earn up to a 75% working interest in 18  square miles of land located in Townships 91-92, Range 2 W4M (the “Firebag Oil Sands Project”), in the Fort McMurray area of central Alberta, Canada.

The Firebag Oil Sands Project consists of 18 contiguous sections of 100% owned lands in Townships 91-92 which is approximately 20 miles east of Fort McMurray, representing 11,520 acres. The leases on these lands are valid for 15 years. The productive zone is the McMurray Formation, comprised primarily of fluvial and estuarine channel sandstones which form the main reservoir deposits. The Firebag region is active with “SAGD” (steam assisted gravity drainage) projects in various states of development.

The first state of the project is to offset existing oil sand pay on the land by drilling a number of vertical test wells, and shooting seismic (3D and 2D). The objective is to delineate the size and number of oil sands for future SAGD development.

Pursuant to the terms of the Farmout Agreement, Holdco must complete the following payments and work program to earn up to an 75% working interest in the Firebag Oil Sands Project:

1.	Holdco shall earn a 25% undivided working interest in the Firebag Oil Sands Project subject to the following:

a)	a payment to Bounty in the amount of (Cdn.) $1,000,000 on or before December 18, 2006;
b)	a payment to Bounty in the amount of (Cdn.) $1,000,000 on or before December 22, 2006;
c)	a payment to Bounty in the amount of (Cdn.) $3,100,000 on or before January 15, 2007; and
d)

Holdco shall reimburse Bounty for all expenditures made or liabilities incurred by Bounty to such date in maintaining, permits, approvals and equipment commitments, and in obtaining land, engineering, geological, geophysical and other services reasonably required to allow the first year evaluation wells to be drilled and the seismic program to be completed;

2.

Upon Holdco earning its initial 25% undivided working interest in the Firebag Oil Sands Project, Holdco shall earn an additional 25% undivided working interest (an aggregate 50% working interest) in the Firebag Oil Sands Project subject to spudding 8 evaluation wells at mutually agreeable locations on the properties and the completion of a 2D seismic program on the properties at a minimum cost of (Cdn.) $1,200,000 but not to exceed (Cdn.) $1,500,000 on or before March 31, 2007 (collectively the “1st Year Wells and Seismic”); and

3.

Upon Holdco earning its initial 50% undivided working interest in the Firebag Oil Sands Project, Holdco shall earn an additional 25% individual working interest (an aggregate 75% working interest) in the Firebag Oil Sands Project, subject o the following:

a)	a payment to Bounty in the amount of (Cdn.) $2,500,000 on or before April 1, 2007; and
b)

on or before April 1, 2008, spudding 4 evaluation wells at mutually agreeable locations on the properties and the completion of a 2D seismic program on the properties at a minimum cost of (Cdn.) $550,000 but not to exceed (Cdn.) $650,000 on or before March 31, 2008.

The leases on these lands are valid for 15 years. The productive zone is the McMurray Formation, comprised primarily of fluvial and estuarine channel sandstones which form the main reservoir deposits. The Firebag region is active with “SAGD” (steam assisted gravity drainage) projects in various stages of development.

The first stage of the project is to offset existing oil sand pay on the lands by drilling a number of vertical test wells, and shooting seismic (3D and 2D). The objective is to delineate the reservoir size and recoverable reserves for the 18 sections for the lease holdings for future SAGD development. It is expected that the drilling of the vertical test wells will commence in January 2007. The capital budget for the 1st Year Wells and Seismic is estimated to be (U.S.) $5,000,000 and this capital will be made possible through current working capital of Holdco and the Corporation and the completion of additional financings.

Conditions of Closing

The closing of the Transaction is subject to the following conditions, among others:

a)	the completion of satisfactory due diligence by Patch and Holdco;

b)	the preparation of a satisfactory engineering evaluation;

c)	the entering into a formal share exchange agreement and related documentation, between Patch and Holdco in form and content satisfactory to each of them;

d)	any regulatory, shareholder, director or other approvals as may be required.

It is intended that the offer to purchase Holdco will be made by way of exempt take-over bid in the Province of Alberta and such other jurisdictions in which holders of the Holdco common shares reside where such bid may lawfully be made; provided however, that final determination of the structure will be based on the securities and tax aspects of the Transaction and will be made in the most legally and tax effective manner as agreed to by the parties.

FOR FURTHER INFORMATION PLEASE CONTACT:

Michael S. Vandale, President and CEO

Patch International Inc.

(403) 998-0025

email: michaelvandale@shaw.ca

Completion of the transaction is subject to a number of conditions. Where applicable, the transaction cannot close until the required shareholder approval is obtained. There can be no assurance that the transaction will be completed as proposed or at all.

Investors are cautioned that, except as disclosed in the share exchange agreement, management information circular or take-over-bid circular to be prepared in connection with the transaction, any information released or received with respect to the transaction may not be accurate or complete and should not be relied upon.

No regulatory authority has passed upon the merits of the proposed transaction and has not approved nor disapproved the contents of this press release.

This news release contains certain statements that may be deemed “forward-looking statements”. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Corporation expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Although the Corporation believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Patch’s management on the date the statements are made. The Corporation undertakes no obligation to update these forward-looking statements in the event that management’s beliefs, estimates or opinions, or other factors, should change. For further information investors should review the Corporation’s filings that are available at www.edgar.com.